Exhibit 10.24.2

AMENDMENT NO. 1 TO INDEMNIFICATION AGREEMENT

THIS AMENDMENT NO. 1 TO INDEMNIFICATION AGREEMENT (this “Amendment”) is made effective as of March 3, 2009 by and among Hertz Global Holdings, Inc., a Delaware corporation formerly known as CCMG Holdings, Inc. (the “Company”), The Hertz Corporation, a Delaware corporation (“Hertz” and, together with the Company, the “Company Entities”), ML Global Private Equity Fund, L.P., a Cayman Islands exempted limited partnership (the “Fund”), Merrill Lynch Ventures L.P. 2001, CMC-Hertz Partners, L.P. and ML Hertz Co-Investor, L.P. (collectively, the “Other Investors”) and Merrill Lynch Global Private Equity, Inc., a Delaware corporation formerly known as Merrill Lynch Global Partners, Inc. (“Manager”).

RECITALS

A.                                   The parties hereto or their predecessors have entered into that certain Indemnification Agreement, dated as of December 21, 2005 (the “Agreement), to govern certain of their respective rights, duties and obligations with respect the indemnification of Indemnitees (as defined in the Agreement) by each of the Company Entities;

B.                                     In accordance with Section 10 of the Agreement, the parties hereto wish to amend the Agreement; and

NOW THEREFORE, in consideration of the foregoing premises, and the mutual agreements and covenants and provisions contained in the Agreement and herein, the parties hereto hereby agree as follows:

1.                                       Section 2(a)(ii) of the Agreement is hereby amended and restated to read in its entirety as follows:

“(ii)                            to the fullest extent permitted by applicable law, from and against any and all Obligations in any way resulting from, arising out of or in connection with, based upon or relating to (A) the fact that such Indemnitee is or was a director or an officer of any member of the Company Group or is or was serving at the request of such corporation as a director, officer, employee or agent of or advisor or consultant to another corporation, partnership, joint venture, trust or other enterprise, (B) any breach or alleged breach by such Indemnitee of his or her fiduciary duty as a director or an officer of any member of the Company Group or (C) any payment or reimbursement by any Indemnitee, pursuant to indemnification arrangements or otherwise, of any Obligations contemplated in the foregoing clauses (A) or (B) of this Section 2(a)(ii);”

2.                                       Section 10 of the Agreement is hereby amended and restated to read in its entirety as follows:

“10.                           Miscellaneous.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  This Agreement is not intended to confer any right or remedy hereunder upon any Person other than each of the parties hereto and their respective successors and permitted assigns and each other Indemnitee.  No amendment, modification, supplement or discharge of this Agreement, and no waiver hereunder shall be valid and binding unless set forth in writing and duly executed by the party or other Indemnitee against whom enforcement of the amendment, modification, supplement or discharge is sought.  Neither the waiver by any of the parties hereto or any other Indemnitee of a breach of or a default under any of the provisions of this Agreement, nor the failure by any party hereto or any other Indemnitee on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, powers or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any provisions hereof, or any rights, powers or privileges hereunder.  The rights, indemnities and remedies herein provided are cumulative and are not exclusive of any rights, indemnities or remedies that any party or other Indemnitee may otherwise have by contract, at law or in equity or otherwise, provided that (i) to the extent that any Indemnitee is entitled to be indemnified by any member of the Company Group and by any other Indemnitee or any insurer under a policy procured by any Indemnitee, the obligations of the members of the Company Group hereunder shall be primary and the obligations of such other Indemnitee or insurer secondary, and (ii) no member of the Company Group shall be entitled to contribution or indemnification from or subrogation against such other Indemnitee or insurer.  This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.”

3.                                       Confirmation of the Agreement.  Except as set forth in this Amendment, the Agreement is hereby ratified and confirmed and shall continue in full force and effect.  On and after the date of this Amendment, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Agreement in any other agreements, documents or instruments shall mean and be a reference to the Agreement as amended by this Amendment.

4.                                       Governing Law.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflict of laws provisions that would require the application of the Law of any other jurisdiction.

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5.                                       Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment by their authorized representatives as of the date first above written.

MERRILL LYNCH GLOBAL PRIVATE EQUITY, INC.

By:	/s/ George A. Bitar
	Name:	Gregory A. Bitar
	Title:	Managing Director

ML GLOBAL PRIVATE EQUITY FUND, L.P.
By:	MLGPE LTD, its general partner

By:	/s/ George A. Bitar
	Name:	Gregory A. Bitar
	Title:	Managing Director

MERRILL LYNCH VENTURES L.P. 2001
By:	Merrill Lynch Ventures, LLC, its general partner

By:	/s/ George A. Bitar
	Name:	Gregory A. Bitar
	Title:	Executive Vice President

ML HERTZ CO-INVESTOR, L.P.
By:	ML Hertz Co-Investor GP, L.L.C., its general
partner
	By:	ML Global Private Equity Fund, L.P., as sole
member
By: MLGPE LTD, its general partner

By:	/s/ George A. Bitar
	Name:	Gregory A. Bitar
	Title:	Managing Director

CMC-HERTZ PARTNERS, L.P.
By:	CMC-Hertz General Partner, L.L.C., its general
partner

By:	/s/ Daniel A. D’Aniello
	Name:	Daniel A. D’Aniello
	Title:	Authorized Person

HERTZ GLOBAL HOLDINGS, INC.

By:	/s/ J. Jeffrey Zimmerman
	Name:	J. Jeffrey Zimmerman
	Title:	Senior Vice President, General Counsel &
Secretary

THE HERTZ CORPORATION

By:	/s/ J. Jeffrey Zimmerman
	Name:	J. Jeffrey Zimmerman
	Title:	Senior Vice President, General Counsel &
Secretary